UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2011

ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 27, 2011, ARI Network Services, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Agreement”) with Fifth Third Bank (“Fifth Third”) pursuant to which Fifth Third, on the terms and subject to the conditions set forth in the Agreement, extended to the Company credit facilities consisting of a $1.5 million revolving credit facility (the “Revolving Loan”) and a $5.0 million term loan facility (the “Term Loan,” and together with the Revolving Loan, the “Credit Facilities”).

Each of the Credit Facilities bears interest at a rate based on the one, two, three or six month LIBOR (as selected by the Company on the last business day of each month) plus 4.0%, and matures on July 27, 2014.  Principal and interest on the Term Loan will be repaid in monthly installments commencing on September 1, 2011.  Mandatory prepayments of the Credit Facilities will be required in the amount of 50% of the Company’s excess cash flow (as defined in the Agreement) for the six-month periods ending January 31, 2012 and July 31, 2012 and for each fiscal year thereafter.

The Agreement contains covenants that restrict, among other things and subject to certain conditions, the ability of the Company to incur debt, create liens on its assets, make certain investments, enter into merger transactions, issue capital securities and make distributions to its shareholders.  Financial covenants include a minimum fixed charge coverage ratio, as defined in the Agreement, of 1.20x, and a senior leverage (maximum senior funded indebtedness to EBITDA) ratio, as defined in the Agreement, of 2.00x.  The Agreement also contains customary events of default which, if triggered, could result in an acceleration of the Company’s obligations under the Agreement.  The Credit Facilities are secured by a first priority security interest in substantially all assets of the Company and by a first priority pledge of all outstanding equity securities of each of the Company’s domestic subsidiaries and 65% of outstanding equity securities of the Company’s foreign subsidiaries.

The foregoing description is not intended to be complete and is qualified in its entirety by the full text of the Agreement and the Membership Interests Security Agreement between the Company and Fifth Third relating to the Company’s right, title and interest in its subsidiary, ARI Europe B.V., copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 1.02.  Termination of Material Definitive Agreement.

In connection with its entry into the Loan and Security Agreement described in Item 1.01 hereof, on July 27, 2011, the Company terminated its outstanding line of credit under the Credit Agreement dated July 9, 2004, as amended, between the Company and JP Morgan Chase Bank, NA (successor by merger to Bank One, NA).  The Company also retired the $5.0 million secured promissory note issued on April 27, 2009 to Channel Blade Technologies Corp. (n/k/a CBT Investments, Inc.) in connection with the Company’s acquisition of that company, which bore interest at an annual rate of 14.0%.  The Company did not incur penalties in connection with either termination.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-
Balance Sheet Arrangement of a Registrant.

The information required under this item is incorporated by reference to Item 1.01 hereof.

Item 8.01.  Other Items.

On July 27, 2011, the Company issued a press release relating to the events described in Item 1.01 hereof.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

10.1	Loan and Security Agreement dated as of July 27, 2011 by and between ARI Network Services, Inc. and Fifth Third Bank

10.2	Membership Interests Security Agreement dated as of July 27, 2011 by ARI Network Services, Inc. to and in favor of Fifth Third Bank

99.1	Press Release dated July 27, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 28, 2011

ARI NETWORK SERVICES, INC.

By:

/s/ Darin R. Janacek

Darin R. Janecek
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement dated as of July 27, 2011 by and between ARI Network Services, Inc. and Fifth Third Bank

10.2	Membership Interests Security Agreement dated as of July 27, 2011 by ARI Network Services, Inc. to and in favor of Fifth Third Bank

99.1	Press Release dated July 27, 2011

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